SCHEDULE 14A
                               (RULE 14(a) - 101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         TEXAS REGIONAL BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:
            ______________________________________

      2.    Aggregate number of securities to which transaction applies:
            ______________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how is was determined.)
            ______________________________________

      4.    Proposed maximum aggregate value of transaction: __________________

      5.    Total fee paid: ______________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid: ____________________

      2.    Form, Schedule or Registration Statement No.: ______________

      3.    Filing Party:  ______________________

      4.    Date Filed: _________________________

[LOGO]                                           TEXAS REGIONAL BANCSHARES, INC.

G. E. Roney
Chairman of the Board, President &           3900 North Tenth Street, 11th Floor
Chief Executive Officer                                     McAllen, Texas 78501


                                 March 22, 1999

Dear Shareholder:

     You are cordially invited to attend the annual meeting of the shareholders which will be held at 4:30 p.m. Monday, April 26, 1999 at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503.

     The notice of the meeting and proxy statement on the following pages detail the formal business scheduled for discussion. The Texas Regional Bancshares, Inc. 1998 Annual Report is enclosed and provides you with material which reviews the financial results for the year 1998.

     In order for you to be represented at the annual shareholders' meeting, please complete, sign, date and return the enclosed proxy form promptly. The proxy form includes authority to vote all of your shares of Class A Voting Common Stock.

     By returning the completed proxy form, you are assured of representation. Should you attend the annual shareholders' meeting in McAllen, you retain the right to revoke your proxy and vote in person even though you have previously mailed the enclosed proxy form.

     Your directors, officers and employees join me in expressing our appreciation for your continued support.

                                          Yours very truly,


                                          /s/ G. E. RONEY
                                          G. E. RONEY
                                          Chairman of the Board, President &
                                          Chief Executive Officer

                        TEXAS REGIONAL BANCSHARES, INC.
                      3900 North Tenth Street, 11th Floor
                              McALLEN, TEXAS 78501

                    NOTICE OF ANNUAL MEETING APRIL 26, 1999

     The annual meeting of shareholders of Texas Regional Bancshares, Inc. (the "Company") will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503 on April 26, 1999 at 4:30 p.m. for the following purposes:

     1.  TO ELECT DIRECTORS.

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     Stockholders of record of the Company's Class A Voting Common Stock at the close of business on March 8, 1999 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

     A copy of the Company's annual report containing financial data and a summary of operations for 1998 accompanies this notice.


                                          By Order of the Board of Directors,

                                          /s/ NANCY F. SCHULTZ
                                          NANCY F. SCHULTZ
                                          Senior Vice President, Secretary
                                          & Treasurer

McAllen, Texas
March 22, 1999

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                        TEXAS REGIONAL BANCSHARES, INC.
                      3900 North Tenth Street, 11th Floor
                              McALLEN, TEXAS 78501

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     With this Proxy Statement, the Board of Directors of Texas Regional Bancshares, Inc. ("Texas Regional" or the "Company") is soliciting proxies
(the "Proxies") for use at the 1999 annual meeting of the shareholders of the Company. The enclosed Notice of Annual Meeting describes the purposes for which the meeting has been called. The 1999 annual meeting will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas, on April 26, 1999 at 4:30 p.m. The proxies will be used at that meeting and at any and all postponements and adjournments of the meeting. The Company first mailed or delivered this Proxy Statement and the Proxies to the shareholders on or about March 22, 1999.

     Holders of record of the Company's Class A Voting Common Stock ("Common Stock") at the close of business on March 8, 1999 may cast one vote for each share held on each matter which comes before the meeting. Holders of a majority of the shares of Common Stock outstanding on March 8, 1999 must attend the meeting, either in person or by proxy, to constitute a quorum. As of March 8, 1999, the Company had issued and outstanding 14,411,583 shares of Common Stock.

     Generally, the holders of at least a majority of the shares represented at the annual meeting must vote affirmatively on any matter coming before the meeting for approval of the action. This Proxy Statement describes the vote required if any proposed action requires approval by a greater or lesser number of shares.

     The Company maintains its principal executive offices at 3900 North 10th Street, 11th Floor, McAllen, Texas 78501.

     Any shareholder of record entitled to vote at the annual meeting may revoke a proxy before it has been voted. To revoke a proxy, the shareholder should deliver to the Company either a written notice of revocation or a duly executed proxy bearing a later date or the shareholder may attend the meeting, revoke the proxy and vote in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

     A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions are included in the determination of the number of shares present and voting but are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved.

     The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Proxies may be solicited by directors, officers or employees of the Company personally or by further mailing, telephone, telegram or facsimile without additional compensation other than their regular compensation.

                        ITEM 1 -- ELECTION OF DIRECTORS

     In early 1999, a longtime member of the Company's Board of Directors, Joe
M. Kilgore, passed away unexpectedly. As a consequence, the Board of Directors of the Company has amended the Bylaws to reduce the number of directors from eight to seven. The shareholders will elect all 7 directors at the annual meeting. The proxy holders named in the proxies being solicited will vote for the election of the 7 persons named below, unless a shareholder withholds authorization to do so. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

     Each person elected as a director will hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. The name and age of each nominee and the year in which each nominee became a director of the Company are set forth below.

                                                                                                    DIRECTOR
NAME                                            PRINCIPAL OCCUPATION(1)                      AGE     SINCE
----------------------------  ------------------------------------------------------------   ---    --------
Morris Atlas                  Senior and Managing Partner,                                   72        1994
                              Atlas & Hall L.L.P.
Frank N. Boggus               Chairman of the Board,                                         70        1983
                              Boggus Motor Company, Inc.
Robert G. Farris              President, Valley Transit Company                              68        1983
C. Kenneth Landrum, M.D.      Gynecologist (Retired)                                         69        1994
G. E. Roney                   Chairman of the Board, President and Chief Executive           68        1985
                              Officer, Texas Regional Bancshares, Inc. and Chairman of the
                              Board, Chief Executive Officer and Trust Officer, Texas
                              State Bank(2)
Julie G. Uhlhorn              Chairman of the Board, Rio Grande Equipment Company Inc.       68        1983
Jack Whetsel                  Investments                                                    78        1985

------------

(1) Each of the foregoing persons has been engaged in the principal occupation indicated for the past five years, except that Dr. Landrum's principal occupation was as a medical doctor practicing with Landrum-Chester OB-GYN Associates prior to his retirement in 1994.

(2) Subsidiary of the Company.

     All persons named above are directors of the Company at the present time. The only family relationships between directors, executive officers of the Company or persons nominated or chosen by the Company to become a director or executive officer are as follows:

          Douglas G. Bready, a Director and Executive Vice President of Texas State Bank is the son-in-law of G. E. Roney, the Chairman of the Board & Chief Executive Officer of the Company and Texas State Bank;

          Tudor G. Uhlhorn, a Director of Texas State Bank, is the son of Julie
     G. Uhlhorn, a member of the Board of Directors of the Company and Texas State Bank;

          Robert R. Farris, a Director of Texas State Bank, is the son of Robert
     G. Farris, a member of the Board of Directors of the Company and Texas State Bank; and

          Robert F. Boggus, a Director of Texas State Bank, is the son of Frank
     N. Boggus, a member of the Board of Directors of the Company and Texas State Bank.

BOARD MEETINGS AND COMMITTEES

     During 1998, the Board of Directors held twelve meetings and the committees described below each held the number of meetings indicated. Each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which such director served.

     The Company has an Audit Committee and a Stock Option and Compensation Committee but does not have a Nominating Committee. In addition, Company directors serve as Trustees of the Texas Regional

Bancshares, Inc. Employee Stock Ownership Trust (the "KSOP Trust") which administers assets held pursuant to the Company's Employee Stock Ownership Plan (with 401k provisions) (the "KSOP Plan").

     During 1998, Messrs. Boggus, Landrum, Atlas, and Mrs. Uhlhorn were members of the Audit Committee whose function is to recommend independent auditors to the Board of Directors and review the scope of proposed audits, the adequacy of the Company's accounting procedures and controls, and the services performed by the auditors. Mr. Kilgore also served on the Audit Committee prior to his death. The Audit Committee held five meetings in 1998.

     During 1998, Messrs. Atlas, Boggus, Farris, Landrum and Whetsel were members of the Stock Option and Compensation Committee, which recommends to the Board of Directors the compensation and stock options to be granted to the Company's officers. Mr. Kilgore also served on the Stock Option and Compensation Committee prior to his death. The Stock Option and Compensation Committee held three meetings during 1998.

     The Trustees of the KSOP Trust hold and invest the KSOP Trust's assets. The Trustees held four meetings during 1998. The Trustees of the KSOP Trust are Messrs. Atlas, Boggus and Roney. Mr. Kilgore also served as a Trustee of the KSOP Trust prior to his death in early 1999.

COMPENSATION OF DIRECTORS

     The Company pays directors and advisory directors $800 for each Texas Regional Board of Directors meeting and reimburses all directors for out-of-pocket expenses incurred in attending meetings. Mr. Roney also receives compensation from the Company as an executive officer of the Company and Texas State Bank, as indicated below.

                               EXECUTIVE OFFICERS

     The Company's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an executive officer and current and proposed position held at the Company by each executive officer are as follows:

                                         OFFICER
      NAME                   AGE         SINCE    CURRENT POSITION
   -----------               ---        -------   -------------------
G. E. Roney                   68           1985    Chairman of the Board, President &
                                                     Chief Executive Officer
R. T. Pigott, Jr.             44           1998(1) Executive Vice President &
                                                     Chief Financial Officer
Nancy F. Schultz              58           1985    Senior Vice President, Secretary &
                                                     Treasurer

------------

(1) Prior to joining the Company in December 1998, Mr. Pigott was Vice President and Chief Financial Officer of Autobond Acceptance Corporation from April 1997 to August 1998 and served as Executive Vice President & Chief Financial Officer of Franklin Federal Bancorp. and its predecessors from May 1985 to January 1997.

     The Company's subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an officer and current position held at Texas State Bank are as follows:

                                          OFFICER
   NAME                        AGE         SINCE    CURRENT POSITION
-----------                    ---        -------   -----------------
G. E. Roney                    68           1985    Chairman of the Board, Chief Executive
                                                      Officer & Trust Officer
Paul S. Moxley                 54           1986    President & Secretary of the Board
Danny L. Buttery               51           1985(2) President -- Harlingen location
Frank A. Kavanagh              52           1992(3) President -- Mission location
Douglas G. Bready              43           1985    Executive Vice President

------------

(2) Includes service before and since the merger of Harlingen State Bank into Texas State Bank.

(3) Includes service in other positions with the Company's subsidiary, Texas State Bank, including President of the Weslaco location and Chief Lending Officer.

                       COMPENSATION COMMITTEE INTERLOCKS

     Prior to June 1994 Frank N. Boggus served as President of the Company and currently serves on the Stock Option and Compensation Committee. However, Mr. Boggus is not now, nor was he at the time of his service as an officer, an employee of the Company. Mr. Boggus does not receive compensation from the Company or Texas State Bank other than director fees and outside director bonuses indicated above.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table sets forth compensation information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                                                                 LONG TERM COMPENSATION
                                                                            ---------------------------------
                                              ANNUAL COMPENSATION             NUMBER OF
              NAME AND                 ---------------------------------    STOCK OPTIONS        ALL OTHER
         PRINCIPAL POSITION              YEAR     SALARY(1)     BONUS          GRANTED        COMPENSATION(2)
-------------------------------------  ---------  ----------  ----------    -------------     ---------------
G. E. Roney                                 1998  $  579,336  $        0        74,864           $  93,348
  Chairman of the Board, President          1997     464,299     100,000             0              97,030
  & Chief Executive Officer of the          1996     407,436     300,000             0             100,555
  Company and Chairman of the
  Board, Chief Executive Officer
  and Trust Officer of the Bank
Paul S. Moxley                              1998     195,896           0        10,000               5,606
  President & Secretary of the              1997     187,956      20,000             0               9,177
  Board of Directors of Texas               1996     170,269      38,000             0              13,406
  State Bank
Danny L. Buttery                            1998     177,788           0         9,000               4,318
  President of the Bank's                   1997     175,226      14,000             0               8,000
  Harlingen location                        1996     164,947      28,000             0              12,000
Frank A. Kavanagh                           1998     190,728           0         9,000               5,918
  President of the                          1997     183,944      20,000             0               9,600
  Bank's Mission location                   1996     168,564      30,000             0              13,500
Douglas G. Bready                           1998     145,273           0         9,000               5,371
  Executive Vice President                  1997     126,746      14,000             0               8,420
  of the Bank's McAllen location            1996     111,675      26,500             0              12,436

------------

(1) Includes wages, automobile allowances and director fees.

(2) Includes the Company's optional and matching contribution for each listed executive officer under the KSOP Plan. KSOP Plan contributions are based upon the lesser of the amounts set forth in the table above or the maximum allowable under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes $87,430 accrued during each of 1998, 1997 and 1996 pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of Mr. Roney, described in the Report of the Compensation Committee.

OPTION GRANTS

     The following tables set forth information concerning stock options granted during 1998 to the executive officers named above.

                                                                OPTIONS GRANTED IN LAST FISCAL YEAR
                                        -----------------------------------------------------------------------------------
                                                          INDIVIDUAL GRANTS(1)                       POTENTIAL REALIZABLE
                                        --------------------------------------------------------       VALUE AT ASSUMED
                                         NUMBER OF                                                  ANNUAL RATES OF STOCK
                                        SECURITIES      % OF TOTAL                                  PRICE APPRECIATION FOR
                                        UNDERLYING        OPTIONS       EXERCISE                        OPTION TERM(2)
                                          OPTIONS       GRANTED TO      PRICE PER     EXPIRATION   ------------------------
                NAME                      GRANTED        EMPLOYEES        SHARE          DATE          5%          10%
-------------------------------------   -----------     -----------     ---------     ----------   ----------  ------------
G. E. Roney                                74,864          33.27         $ 33.875       7-1-2003   $  700,727  $  1,548,188
Paul S. Moxley                             10,000           4.44           33.875       7-1-2003       93,600       206,800
Danny L. Buttery                            9,000           4.00           33.875       7-1-2003       84,240       186,120
Frank A. Kavanagh                           9,000           4.00           33.875       7-1-2003       84,240       186,120
Douglas G. Bready                           9,000           4.00           33.875       7-1-2003       84,240       186,120

------------

(1) The options to purchase one-fourth of the shares listed for each of the executive officers are exercisable commencing on July 1, 1998 and an additional one-fourth of the options are exercisable beginning July 1 of each year thereafter. In addition to the options granted as indicated, the Company in December 1998 granted options to purchase an aggregate of 9,000 shares of Common Stock to R. T. Pigott, Jr., at fair market value as of the date of grant of $27.375 per share. [One-fourth of Mr. Pigott's options are exercisable on July 1, 1999, and an additional one-fourth will be exercisable commencing on July 1 of each year thereafter.]

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates. The 5% and 10% rates of growth are for illustrative purposes only as required by the Securities and Exchange Commission. They are not intended to forecast the future price of the Company's Common Stock.

The options granted as described in the foregoing table were granted pursuant to the Company's 1997 Nonstatutory Stock Option Plan and the Company's 1997 Incentive Stock Option Plan.

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 1998 and the status of their options on December 31, 1998.

                                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                               ------------------------------------------------------------------------------------------------
                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                                          IN-THE-MONEY
                                                                      NUMBER OF UNEXERCISED                OPTIONS AT
                                               VALUE REALIZED                OPTIONS                          FISCAL
                                 SHARES       (MARKET PRICE AT          AT FISCAL YEAR-END                  YEAR-END(1)
                               ACQUIRED ON      EXERCISE LESS      ----------------------------    ----------------------------
                NAME            EXERCISE       EXERCISE PRICE)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   -----------    -----------------    -----------    -------------    -----------    -------------
G. E. Roney                              0                   $0       294,417         80,523       $ 4,448,211      $ 330,586
Paul S. Moxley                           0                    0         7,000          9,000            61,031         20,344
Danny L. Buttery                         0                    0         6,750          8,250            61,031         20,344
Frank A. Kavanagh                        0                    0         3,750          8,250            20,344         20,344
Douglas G. Bready                        0                    0         6,188          8,062            53,409         17,794


------------

(1) Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $25.0625, the closing price per share for the Common Stock as reported on the NASDAQ National Market System on December 31, 1998.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The Board of Directors set the close of business on March 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the 1999 annual meeting (the "Record Date"). On the Record Date there were 14,411,583 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting. Neither the Company's Articles of Incorporation nor its Bylaws provide for cumulative voting rights. A nominee for a director position must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting to be elected.

     The following table sets forth certain information regarding the ownership of the Company's voting securities as of the Record Date by each shareholder who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities. The table also includes information regarding ownership by each director, each executive officer named in the Cash Compensation Table and all executive officers and directors as a group.

     The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

                                           COMMON STOCK
                                        ------------------
      NAME OF BENEFICIAL OWNER           NUMBER         %
-------------------------------------   ---------      ---
Morris Atlas(1)......................     106,052      .74%
Frank N. Boggus(2)...................     213,206      1.48%
Douglas G. Bready(3).................      29,529      .20%
Danny L. Buttery(4)..................      28,690      .20%
Robert G. Farris(5)..................      22,459      .16%
Frank A. Kavanagh(6).................      14,083      .10%
C. Kenneth Landrum, M.D.(7)..........     121,720      .84%
Paul S. Moxley(8)....................     160,844      1.12%
Neuberger Berman, LLC and
Neuberger Berman Management, Inc.
  605 Third Ave
  New York, NY 10158-3698............     767,350      5.32%
G. E. Roney(9)
  3900 North Tenth Street, 11th Floor
  McAllen, Texas 78501...............   1,270,732      8.64%
Julie G. Uhlhorn(10).................     225,829      1.57%
Wanger Asset Management, L.P., of
  which
  Wanger Asset Management Ltd. is the
  general partner
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606............     720,000      5.00%
Jack Whetsel(11).....................     261,337      1.81%
All officers and directors as a group
  (13 persons)(12)...................   2,148,266      14.58%
                                        ---------      ---
------------

 (1) The total includes 3,000 shares held by Mr. Atlas' wife.

 (2) The total includes 159,810 shares owned by four companies controlled by Mr. Boggus.

 (3) The total includes 4,224 shares held by Mr. Bready's wife, 829 shares held by an independent trustee for Mr. Bready's IRA, 648 shares held by an independent trustee for Mr. Bready's wife's IRA, 15,369 shares allocated to Mr. Bready's account as a participant in the KSOP Plan and 6,188 shares Mr. Bready has the right to acquire within 60 days through the exercise of options. Not included in the total are 1,312 shares which represent options granted in 1995, and 6,750 shares which represents

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
     options granted in 1998 and not presently exercisable by Mr. Bready. See "Executive Compensation -- Option Grants".

 (4) The total includes 21,940 shares allocated to Mr. Buttery's account as a participant in the KSOP Plan and 6,750 shares Mr. Buttery has the right to acquire within 60 days through the exercise of options. Not included in the total are 1,500 shares which represent options granted in 1995, and 6,750 shares which represents options granted in 1998 and not presently exercisable by Mr. Buttery. See "Executive Compensation -- Option
     Grants".

 (5) The total includes 3,578 shares held by Mr. Farris' wife. Mr. Farris disclaims beneficial ownership of his wife's shares.

 (6) The total includes 10,333 shares allocated to Mr. Kavanagh's account as a participant in the KSOP and 3,750 shares Mr. Kavanagh has the right to acquire within 60 days through the exercise of options. Not included in the total are 1,500 shares which represent options granted in 1995 and 6,750 shares which represents options granted in 1998 and not presently exercisable by Mr. Kavanagh. See "Executive Compensation -- Option
     Grants".

 (7) The total includes 25,387 shares held by a trust for the benefit of Dr. Landrum, 12,086 shares held by a trust for Dr. Landrum's pension plan, 3,000 shares held in a Charitable Trust where Dr. Landrum acts as Trustee and 80,247 shares held in a trust for the benefit of Dr. Landrum's wife. Dr. Landrum disclaims beneficial ownership of his wife's shares.

 (8) The total includes 609 shares held by Mr. Moxley's wife, 24,120 shares allocated to Mr. Moxley's account as a participant in the KSOP Plan, 111,337 shares held by trusts at Texas State Bank for which Mr. Moxley, Mr. Roney, Mrs. Uhlhorn and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company in which Mr. Moxley has no interest as a beneficiary and 7,000 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 1,500 shares which represent the options granted in 1995, and 7,500 shares which represents options granted in 1998 and not presently exercisable by Mr. Moxley. See "Executive Compensation -- Option Grants".

 (9) The total includes 97,323 shares held by Mr. Roney's wife, 7,803 shares held by Mr. Roney's wife as trustee, 4,500 shares held by a trust for the benefit of Mr. Roney's wife, 106,837 shares held by trusts at Texas State Bank for which Mr. Roney, Mr. Moxley, Mrs. Uhlhorn and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mr. Roney has no interest as beneficiary, 7,281 shares held by a company partly owned by Mr. Roney, 69,292 shares allocated to Mr. Roney's account as a participant in the KSOP Plan, 294,417 shares Mr. Roney has the right to acquire within 60 days through the exercise of options. Not included in the total are 24,375 shares which represent options granted in 1995, and 56,148 shares which represents options granted in 1998 and not presently exercisable by Mr. Roney. See "Executive Compensation -- Option Grants".

(10) The total includes 40,524 shares which represent Mrs. Uhlhorn's beneficial interests in a trust, 40,281 shares held by a partnership owned 30% by Mrs. Uhlhorn and 111,337 shares held by trusts at Texas State Bank for which Mrs. Uhlhorn, Mr. Roney, Mr. Moxley and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mrs. Uhlhorn has no interest as a beneficiary.

(11) The total includes 111,337 shares held by trusts at Texas State Bank for which Mr. Whetsel, Mr. Moxley, Mrs. Uhlhorn and Mr. Roney serve as trustees along with other individuals who are not directors of the Company but in which Mr. Whetsel has no interest as a beneficiary, 75,000 shares held in a trust for the benefit of Mr. Whetsel and 75,000 held in a trust for the benefit of Mr. Whetsel's wife.

(12) Includes 1,546,975 shares as to which directors and officers have sole voting power, 601,291 shares as to which they have shared voting power, 1,376,246 shares as to which they have sole investment power and 772,020 shares as to which they have shared investment power. In addition, included in this total are 324,005 shares the officers have a right to acquire within 60 days through the exercise of options.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE

     This Report of the Compensation Committee of the Board of the Directors of Texas Regional Bancshares, Inc. describes the basis upon which the Committee has made recommendations concerning the 1998 compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for April 1999.

COMPENSATION PHILOSOPHY

     The Compensation Committee seeks to make compensation decisions based on long-term growth and performance objectives of the Company. As in prior years, the Compensation Committee during 1998 emphasized the Company's growth in total assets and book value and the earnings of the Company in its consideration of compensation decisions. During 1998, in particular, the Committee considered the significant increases in responsibilities of the senior management of the Company as a result of the increased size of the organization, in part as a result of the acquisitions in 1998 of Brownsville National Bank, Texas Bank & Trust Co. of Brownsville and Bank of Texas of Raymondville.

     For 1998, as in recent prior years, the compensation program has been based on the following principles:

      o The Company recognizes that a competitive pay program helps attract and retain quality personnel and the Company is committed to being competitive in its compensation programs. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company. From time to time the Company modifies pay parameters based on this review.

      o The Company makes salary adjustments and other compensation awards to officers and other key management personnel rewards upon a combination of performance company-wide, performance of the business unit for which they are responsible, and individual performance. Among the performance standards reviewed in 1998 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, the Company also considers the activities undertaken by those officers and the sense of the Board members of the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with persons who work for them and persons who work with them. In each case, the performance criteria are subjective and therefore the compensation decisions are not based upon a mathematical application of performance criteria.

      o The Company also considers the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization's profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources which they helped create.

     In the Company's ongoing evaluation program, senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance, and compare the results to the performance of others in the Company. Managers, including the chief executive officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these evaluations and recommendations for purposes of the Committee's compensation recommendations to the Board of Directors of each of the Company and Texas State Bank. The Committee also made a separate recommendation for the compensation of the chief executive officer based in part on the evaluation of the chief executive officer made by the Board of Directors. In 1998, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and the Bank.

     In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by Internal Revenue Code section 162(m). While the Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that provision, the Compensation Committee's policy is to review the impact of section 162(m), and the requirements imposed on performance-based compensation described in that section, in the context of any qualifying compensation that may be proposed to be paid in the future.

COMPENSATION PROGRAM COMPONENTS

     The Compensation Committee regularly reviews the Company's compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. The compensation program components available to the employees of the Company are:

          BASE SALARY. Base Salary levels are largely determined based upon comparison with peer group members as well as potential competitors and other companies which might seek to employ officers and employees of the Company. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

          BONUSES. The officers of the Company in 1997 were granted performance-based bonuses as a component of their compensation. However, bonuses were not granted during 1998. In lieu of bonuses, the Committee recommended that the Company award stock options to executive officers, managers and other key employees during 1998, as indicated below. Bonuses have historically been awarded based on profitability of the Company. Loan losses recognized during the third quarter of 1998, particularly those related to the effect of last summer's drought on lending customers involved with agriculture, affected the Company's overall profitability for 1998.

          EMPLOYEE STOCK OWNERSHIP PROGRAM. The Committee believes that participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors, with individual allocations based on a formula. Any participant in the Plan who was employed by the Company as of December 31, 1998 and credited with at least 1,000 hours of service was eligible to participate in contributions to the Plan for 1998.

          STOCK OPTIONS. The Stock Option and Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize shareholder returns. The Committee also decided to eliminate bonuses for most managers for 1998, and to instead recommend that stock options be granted to encourage managers to help the Company achieve its objectives of long-term growth in shareholder value. Accordingly, during 1998, the Stock Option and Compensation Committee recommended, and the Board of Directors granted, stock options to purchase an aggregate of 234,000 shares of the Company's Common Stock to an aggregate of 40 employees during 1998. Included in this total are options to purchase an aggregate of 9,000 shares of the Company's Common Stock granted in December 1998 to the Company's new Chief Financial Officer, R.T. Pigott, Jr. Options granted in 1998 were granted pursuant to the Texas Regional Bancshares, Inc., 1997 Nonstatutory Stock Option Plan and the Texas Regional Bancshares,

     Inc., 1997 Incentive Stock Option Plan, approved by the shareholders at the annual meeting of the shareholders in 1998.

          DEFERRED COMPENSATION PLAN. In 1993, the Company adopted a Deferred Compensation Plan for the Company's chief executive officer, Glen E. Roney. The Deferred Compensation Plan provides for payments of $100,000 per year for fifteen years beginning October 29, 2002, with such payments to be made to his designated beneficiary in the event of his death prior to full payout. The Plan benefits will be accelerated in the event that Mr. Roney should die before October 29, 2002, while still in the employ of the Company (with certain exceptions). The Company has established a Trust from which the deferred compensation payments are to be made, which is to be funded in an amount to be determined periodically at the discretion of the Board of Directors. An aggregate of $87,430 was transferred by the Company to the Trust during 1998. Funding of the Trust is to be accelerated in the event of the occurrence of certain defined events, including a change of control of the Company.

DISCUSSION OF CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed compensation of the Chief Executive Officer of the Company for fiscal year 1998 in connection with his individual performance for the Company. The following were some of the qualitative and quantitative measures of the Company's performance considered by the Committee in making recommendations for the Chief Executive Officer's compensation:

      o Growth of the Company and the corresponding growth in the Chief Executive Officer's responsibilities for the Company, including both internal growth and growth as a result of the 1998 acquisitions of Brownsville National Bank, Texas Bank & Trust Co. of Brownsville and Bank of Texas of Raymondville.

      o Profitability of the Company and its subsidiary and the capital of the Company and its subsidiary in relation to regulatory guidelines.

      o The ability of the Company and its senior management to work cooperatively with regulatory authorities and the morale of personnel in the organization.

      o Perception of the Compensation Committee as to the acceptance of the organization in the community.

     Specifically, in making compensation recommendations for the chief executive officer for compensation payable during 1998, the Compensation Committee considered as significant the fact that the Company successfully negotiated the acquisitions of Brownsville National Bank, Texas Bank & Trust Co., and Bank of Texas, in the aggregate allowing the Company to enter the Brownsville, Texas, market with an immediate, substantial presence in that market. The Committee also considered the increase in book value per share of the Company's Class A Voting Common Stock from $11.22 at December 31, 1997, to $12.31 at December 31, 1998. The critical role of the chief executive officer as spokesperson for the Company in the public market was also considered.

     The Compensation Committee also reviewed the base salary and bonus for the Chief Executive Officer in the context of the compensation packages available for executives of similar-sized financial institutions, and the Committee considered the significant dependence of the organization on the continued involvement of the Chief Executive Officer with the organization, and the need to treat the Chief Executive Officer fairly in light of the responsibilities he has undertaken for the growth and development of the organization.

                                          Stock Option and Compensation
                                          Committee
                                          of the Board of Directors of
                                          Texas Regional Bancshares, Inc.*

                                             Morris Atlas
                                             Frank N. Boggus
                                             Robert G. Farris
                                             C. Kenneth Landrum, M.D.
                                             Jack Whetsel

------------

* Joe M. Kilgore served as the Chairman of the Stock Option and Compensation Committee during 1998 and until his untimely death in early 1999, prior to the preparation of this report.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the CRSP Total Return Index for NASDAQ Bank Stocks for the last five years. The CRSP Total Return Index is prepared by The Center for Research in Securities Prices (CRSP) at the University of Chicago for NASDAQ. The graph assumes that the value of the investment of the Company's Common Stock and each index was $100 at December 31, 1993 and that all dividends were reinvested.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


Texas Regional Bancshares, Inc.
Proxy graph coordinants for the 1998 Proxy Statement graph


                    1993       1994           1995      1996      1997    1998

 TRBS                100        108            153       307       417     349
 S&P500              100        101            140       172       230     296
 NASDAQ Bank stks    100        100            148       196       328     325

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1998 as in prior years, Company officers and directors and their related parties have had banking transactions with Texas State Bank. All such transactions have been in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing for comparable transactions with others, and have not included more than the normal risk of collectibility or other unfavorable features.

     Texas State Bank, along with other banks in the Rio Grande Valley, sells credit life insurance for Texas State Life Insurance Company. G.E. Roney, Chairman of the Board and Chief Executive Officer of the Company, owns thirty-three percent of Texas State Life Insurance Company. Texas State Bank received $537,654 in commission fee income from Texas State Life Insurance Company for the year ended December 31, 1998.

     Mr. Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 1998, but the amount of the fees received did not exceed either 5% of his firm's gross revenues for 1998 or 5% of the Company's total operating expenses for the year ended December 31, 1998.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3, 4 and 5 (and amendments) furnished to the Company during 1998 and in 1999 through the date of this Proxy Statement, and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director has failed to report transactions in the Company's securities on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On October 29, 1998, the Company engaged KPMG LLP (formerly KPMG Peat Marwick, LLP) to examine its financial statements for the year ended December 31, 1998. Normal practice of the Board of Directors is to select the Company's independent public accountants at a Board meeting subsequent to the annual meeting. The Audit Committee has not yet made a recommendation to the Board of Directors concerning the appointment of auditors for the year ending December 31, 1999. The Company expects the Audit Committee to make a recommendation for the selection of the auditors to the Board of Directors at a meeting of the Board held after the annual meeting.

     The Company expects a representative of KPMG LLP to be present at the annual meeting of shareholders to make a statement if such firm desires to do so and to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Shareholders who desire to have a proposal considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 23, 1999. Shareholders who intend to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials must provide notice of such proposal to the Company no later than February 6, 2000. Any shareholder proposal must comply with applicable requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, the enclosed proxy grants authority to vote on the matter in accordance with the judgment of the persons voting the proxy.

                                   FORM 10-K

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED. APPLICABLE RULES REQUIRE THAT FORM 10-K, WHICH INCLUDES FINANCIAL STATEMENTS AND SCHEDULES, BE FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K MUST BE IN WRITING AND SHOULD BE DIRECTED TO ANN M. SEFCIK, CONTROLLER & ASSISTANT SECRETARY, TEXAS REGIONAL BANCSHARES, INC., P. O. BOX 5910, MCALLEN, TEXAS 78502-5910.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ NANCY F. SCHULTZ
                                          NANCY F. SCHULTZ
                                          Senior Vice President, Secretary &
                                          Treasurer

March 22, 1999

PROXY                   TEXAS REGIONAL BANCSHARES, INC.                    PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 1999

      The undersigned hereby appoints Frank N. Boggus, G.E. Roney and Jack Whetsel, and each of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below and on the reverse side hereof, all the shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. held of record by the undersigned on March 8, 1999, at the Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. to be held at 615 Wichita, McAllen, Texas 78503 on April 26, 1999 at 4:30 p.m., or any adjournment or postponement thereof.

      By execution this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

      It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the Shareholder, the proxy will be voted OFORO the proposal set forth in 1, on the reverse side.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

4504--TEXAS REGIONAL BANCSHARES, INC.

                         TEXAS REGIONAL BANCSHARES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]
[                                                                              ]

1. ELECTION OF DIRECTORS             For  Withold  For All
Nominees: Morris Atlas,              All    All   (Except)
          Frank N. Boggus,           [ ]    [ ]      [ ]
          Robert G. Farris,
          C. Kenneth Landrum, M.D.,  _________________________________________
          G.E. Roney,                LIST ALL NOMINEE EXEPTIONS FOR WHOM
          Julie G. Uhlhorn           AUTHORITY TO VOTE IS WITHELD.
          and Jack Whetsel.

                                     The undersigned hereby revokes all previous proxies relating to the shares of Class A Voting Common Stock covered hereby and confirms all that said Proxy may do by virtue hereof.

                                     Dated: ______________________________, 1999
                                     Signature(s)_______________________________

                                     -------------------------------------------

                                     This proxy must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


4504--TEXAS REGIONAL BANCSHARES, INC.